     As filed with the Securities and Exchange Commission on March 14, 2002

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 _______________

                                    MBIA INC.
             (Exact name of registrant as specified in its charter)

             Connecticut                                     06-1185706
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                                 113 King Street
                             Armonk, New York 10504
                     (Address of Principal Executive Offices
                               including Zip Code)

                        MBIA Inc. 2000 Stock Option Plan;
           MBIA Inc. Restricted Stock Plan for Non-Employee Directors;
                 Amended and Restated Deferred Compensation and
          Stock Ownership Plan for Non-Employee Directors of MBIA Inc.
                            (Full title of the Plans)

                              Ram D. Wertheim, Esq.
                          General Counsel and Secretary
                                 113 King Street
                             Armonk, New York 10504
                                 (914) 765-3945
            (Name, address and telephone number of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                    Proposed          Proposed
Title of                            maximum           maximum               Amount of
securities to be    Amount to be    offering price    aggregate offering    registration
registered          registered      per share         price                 fee
-----------------   -------------   ---------------   -------------------   -------------
Common              5,200,000 (1)        (2)          $292,968,000 (2)      $26,953.06
Stock, par
value $1.00 per
share

================================================================================

(1) Consists of shares of Common Stock to be issued under (i) the MBIA Inc. 2000 Stock Option Plan, (ii) the MBIA Inc. Restricted Stock Plan for Non-Employee Directors and (iii) the Amended and Restated Deferred Compensation and Stock Ownership Plan for Non-Employee Directors of MBIA Inc. (collectively, the "Plans"). Such undeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions of the Plans are hereby also registered.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee, based upon an assumed price of $56.34 per share, which is the average of the high and low prices of MBIA Inc. Common Stock on March 12, 2002, as reported on the New York Stock Exchange Consolidated Tape on March 12, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Incorporated by reference in this Registration Statement are the following documents heretofore filed by MBIA Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          a. The Company's latest annual report on Form 10-K filed pursuant to sections 13(a) or 15(d) of the Exchange Act;

          b. All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          c. The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          None.

Item 6.   Indemnification of Directors and Officers

          The Company was incorporated under the laws of the State of Connecticut in 1986. Section 33-771(e) of the Connecticut Business Corporation Act (the "CBCA") states that, unless its certificate of incorporation otherwise provides, a Corporation formed under Connecticut law prior to January 1, 1997 shall indemnify under Sections 33-770 to 33-778, inclusive, a director to the same extent the corporation is permitted to provide the same to a director pursuant to Section 33-771(a)(1), (b), (c) and (d). The obligation to indemnify is subject to certain limitations set forth in Section 33-775 of the CBCA, which require a determination, in the manner set forth in Section 33-775, that indemnification of the director is permissible. Under Section 33-774 of the CBCA, a director may also apply to a court of competent jurisdiction for indemnification. Section 33-776(d) of the CBCA provides that unless its certificate of incorporation provides otherwise a corporation incorporated under Connecticut law prior to January 1, 1997 shall also indemnify each of its officers who is not a director to the same extent as the corporation is permitted to indemnify a director.

          In general, Section 33-771 provides that a corporation may indemnify an individual made a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) he conducted himself in good faith;
(2) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-773 of the CBCA permits a corporation, in certain circumstances and subject to certain limitations set forth therein, to advance expenses to a director before the final disposition of a proceeding.

          Section 33-771(d) provides that, unless ordered by a court, a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a); or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

          The Restated Certificate of Incorporation of the Company includes a provision limiting a director's personal liability to the Company or its shareholders for monetary damages for breach of duty as a director, to an amount equal to the amount of compensation received by the director for serving the Company during the calendar year in which the violation occurred subject to a number of exceptions, including violations involving a knowing and culpable violation of law, a breach of duty which enables a director or an associate to receive an improper personal gain, conduct showing a lack of good faith and conscious disregard of duty to the Company, a sustained and unexcused pattern of inattention, or the approval of an illegal distribution of assets of the Company to its shareholders.

          The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statutes and the Restated Certificate of Incorporation. The insurance policy has a $200 million aggregate policy limit for any loss or losses during the policy year.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page 10.

Item 9.    Undertakings

           (a)  Rule 415 Offering. The undersigned Registrant hereby undertakes:
                -----------------

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b)  Subsequent Exchange Act Documents. The undersigned Registrant
                ---------------------------------
hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c)   Indemnification. Insofar as indemnification for liabilities
                 ---------------
arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York on the 8th day of March, 2002.

                                          MBIA INC.



                                          By: /s/ Ram D. Wertheim
                                              -------------------
                                              Ram D. Wertheim
                                              Vice President and General Counsel

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                     Date
----------                    -----                     ----

             *                Chairman and Chief        March 8, 2002
---------------------------   Executive Officer;
Joseph W. Brown               Director

             *                Chief Financial Officer   March 8, 2002
---------------------------
Neil G. Budnick


             *                Vice President and        March 8, 2002
---------------------------   Controller
Douglas C. Hamilton

             *                Director                  March 8, 2002
---------------------------
David H. Elliott


             *                Director                  March 8, 2002
---------------------------
David C. Clapp

             *                Director                  March 8, 2002
---------------------------
Gary C. Dunton

              *                 Director              March 8, 2002
----------------------------
Claire L. Gaudiani


              *                 Director              March 8, 2002
----------------------------
William H. Gray, III


              *                 Director              March 8, 2002
----------------------------
Freda S. Johnson


              *                 Director              March 8, 2002
----------------------------
Daniel P. Kearney


              *                 Director              March 8, 2002
----------------------------
James A. Lebenthal


              *                 Director              March 8, 2002
----------------------------
John A. Rolls


*By: /s/ Ram D. Wertheim
     -------------------
         Ram D. Wertheim
         Attorney-in-Fact

                                Index to Exhibits
                                -----------------



Exhibit No.                      Description of Exhibit
-----------                      ----------------------

4.1 Restated Certificate of Incorporation the Company, dated August 17, 1990, incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, as amended by the Certificate of Amendment dated August 23, 1001 (attached hereto).

4.2 Company's By-laws as Amended as of March 19, 1998, incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

5 Opinion of Day, Berry & Howard LLP as to the legality of securities to be registered (filed herewith).

23.1           Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2           Consent of Day, Berry & Howard LLP (included in Exhibit 5).

24             Powers of Attorney (filed herewith).

99.1 MBIA Inc. 2000 Stock Option Plan, incorporated by reference to Exhibit A of the Company's Definitive Proxy Statement filed on March 30, 2000.

99.2 MBIA Inc. Restricted Stock Plan for Non-Employee Directors (filed herewith).

99.3 Amended and Restated Deferred Compensation and Stock Ownership Plan for Non-Employee Directors of MBIA Inc. (filed herewith).